Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Mark Donohue

(215) 558-4526

AMNEAL AND IMPAX COMPLETE BUSINESS COMBINATION

– Creates Diversified Pharmaceutical Company with 5th Largest Generics Business in the United States –

– Combined First Quarter 2018 Total Revenues of $418 Million; GAAP Net Loss of $79 million; Adjusted EBITDA of $96 Million –

– Provides Full Year 2018 Financial Guidance –

– Conference Call Scheduled for 8:30 AM ET –

BRIDGEWATER, NJ, May 7, 2018 – Amneal Pharmaceuticals LLC and Impax Laboratories, Inc. (“Impax”) today announced that they have completed their business combination to form Amneal Pharmaceuticals, Inc. (“Amneal” or the “Company”). As a diversified company with a robust generics business, Amneal is now the 5th largest generics business in the United States, with a growing, high-margin specialty franchise.

Shares of Impax (IPXL) ceased trading on the NASDAQ stock exchange on May 4, 2018. Amneal will begin trading today on the New York Stock Exchange (NYSE) under the ticker “AMRX”. Pursuant to the business combination agreement, each share of Impax common stock was converted into the right to receive one share of Amneal Class A common stock.

“We are very excited for the future of Amneal, and strongly believe that with our team, differentiated product portfolio, extensive R&D and manufacturing infrastructure and expertise, Amneal is well positioned to become an industry leader,” said Chirag Patel and Chintu Patel, Co-Founders and Co-Chairmen of Amneal. “We are very proud of the Company we have built and look forward to Amneal’s continued success under Rob Stewart’s leadership.”

Robert Stewart, President and Chief Executive Officer of Amneal, said, “As we enter our next stage of growth, we look forward to implementing our integration plans and quickly starting to realize the many benefits of this combination. We will promptly begin to leverage our enhanced product portfolio to fuel organic growth while capturing numerous synergies to unlock value and generate strong cash flow to support the rapid repayment of debt and further investment in growth opportunities.”

The Company expects to benefit from its expanded product portfolio, differentiated pipeline and cost-efficient global manufacturing and development capabilities in nearly all dosage forms. Amneal expects to generate annual double-digit revenue and adjusted EPS growth and to achieve annual cost synergies of approximately $200 million within three years.

“This is a truly transformative combination that firmly establishes Amneal as an industry leader, with high-value generic product pipelines and a growing specialty business,” said Paul Bisaro, Executive Chairman of Amneal. “With our combined resources, we are well-positioned to execute our plans to bring high-quality, affordable medicines to patients and generate long-term returns for our shareholders.”

Review of the Strategic and Financial Benefits of the Combination

•	The Company currently has a generics portfolio with more than 200 differentiated product families marketed in nearly all dosage forms and holds a number one or number two position in a significant number of its marketed products, and has a growing specialty franchise targeting CNS disorders and anti-parasitic infections.

•	The generic products pipeline is currently one of the largest in the United States, including approximately 149 ANDAs filed at the Food and Drug Administration and 135 projects in active stages of development, with nearly half of all pipeline products exclusive first-to-file, first-to-market or other high-value opportunities with three or fewer competitors estimated at the time of launch. Additionally, the Company has a foundation for commercial entry into biosimilars through in-licensed products in various stages of development.

•	The Company is committed to ongoing investments in R&D with an expected annual investment of approximately 10% of net revenues, with a focus on the strategic development of high-value products within generics and specialty pharmaceuticals. The Company has an extensive, diversified global supply chain supporting capabilities across nearly all dosage forms including solid oral dose, softgels, injectables, topicals, transdermals, inhalation, complex molecules and drug-device combinations, with R&D and manufacturing sites in the United States, India and Ireland.

•	The Company expects to generate annual double-digit growth in net revenue, adjusted EBITDA and adjusted EPS over the next three years.

•	The Company expects to achieve significant annual cost saving opportunities of approximately $200 million within three years. The majority of the savings will result from the complementary nature of the companies’ combined operations as well as margin-enhancing product transfer opportunities.

Debt Structure

The combined companies’ debt was refinanced with a $2.7 billion term loan at a rate of three-month LIBOR plus 350 basis points. The Company currently expects that significant cash flow generated by the combination will enable rapid deleveraging, and enable the Company to continue to invest in R&D and high-growth specialty assets.

Amneal Acquires Gemini Laboratories, LLC and Enters Into Biosimilar Partnership with mAbxience S.L.

Concurrent with the closing of the business combination, Amneal acquired Gemini Laboratories, LLC, a company focused on marketing and sales of branded pharmaceuticals for $117 million. Gemini’s portfolio includes licensed and owned, niche and mature branded products, and a pipeline of 505(b)(2) products for niche therapeutic areas.

Gemini’s lead product, Unithroid®, is detailed primarily to endocrinologists and high prescribing primary care physicians through a contracted salesforce. Gemini has a long-term distribution agreement for Unithroid with Jerome Stevens Pharmaceuticals.

Concurrent with the closing of the business combination, Amneal entered into a licensing agreement for the U.S. market, with MabXience S.L. for its biosimilar candidate for Avastin® (bevacizumab). This is the third biosimilar product licensed by Amneal, which demonstrates its commitment to strategically invest and execute in the biosimilar space.

First Quarter 2018 Combined Company Unaudited Financial Results

Assuming the combination had been completed as of January 1, 2018, total combined Company net revenues in the first quarter 2018 were $417.5 million, an increase of 1.8%, compared to $410.1 million in the prior year period.

Generic division revenues, net, in the first quarter 2018 were $358.3 million, a slight decline compared to $359.8 million in the prior year period, due to revenue reductions from increased competition on budesonide, lidocaine, yuvafem-estradiol, mixed amphetamine salts and fenofibrate, partially offset by increased revenue from new product launches including oseltamivir, methylphenidate HCI ER and erythromycin. First quarter 2018 sales were negatively impacted by lower revenues of epinephrine auto-injector due to a recent supply shortage at the Company’s third-party manufacturer, and lower than expected sales of aspirin dipyridamole ER due to limited raw material availability.

Specialty Pharma division revenues, net, in the first quarter 2018 were $59.2 million, an increase of 17.8%, compared to $50.3 million in the prior year period, driven by higher revenue from Rytary®, Zomig® and the anthelmintic products franchise.

Gross margin in the first quarter 2018 was 41.9%, compared to 34.4% in the prior year period. The prior year gross margin was negatively impacted by an approximate $39 million intangible asset impairment charge, for which there were no comparable amounts in the current year. Adjusted gross margin was 48.0% for the first quarter 2018, a slight decrease compared to 50.3% for the first quarter 2017, partially due to the supply shortages on epinephrine auto-injector and aspirin dipyridamole ER, as well as product sales mix.

Net loss for the first quarter 2018 was $79.4 million, compared to a net loss of $56.6 million in the prior year period. Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $95.9 million for the first quarter 2018, compared to $96.0 for the first quarter 2017.

Refer to the “Non-GAAP Financial Measures” section for additional information, including reconciliations of all GAAP to non-GAAP financial measures.

2018 Financial Guidance

Amneal’s full year 2018 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, inventory levels, and the anticipated timing of future product launches and events. The Company does not provide forward-looking guidance metrics as outlined below on a GAAP basis. Consequently, the Company cannot provide a reconciliation between non-GAAP expectations and corresponding GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments and certain and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. The following statements are forward looking and actual results could differ materially depending on market conditions and the factors set forth under “Safe Harbor” below.

2018 Key Guidance Assumptions

•	Growth in adjusted EBITDA weighted towards second half of 2018 due to estimated timing of new approvals and launches

•	Generic division growth driven by new product launches which are expected to more than offset additional competition on existing portfolio

•	Potential opportunity to launch approximately 60 generic products

•	Specialty Pharma growth driven by Rytary®, Zomig® nasal spray and Emverm®

•	Delivering on investments in R&D

•	Currently targeting to file more than 30 ANDAs

•	Initiating phase 3 study for IPX203

•	Targeting synergies of $30 to $35 million

•	50% R&D, 30% SG&A, 20% Manufacturing

Financial Guidance
Full Year 2018
Adjusted Gross Margins	50% - 55%
Adjusted R&D as a % of Total Revenues	10% - 15%
Adjusted SG&A as a % of Total Revenues	13% - 16%
Adjusted EBITDA[1]	$600 to $650 million
Adjusted EPS	$0.95 - $1.10
Adjusted Effective Tax Rate	20% - 22%
Capital Expenditures	$80 to $100 million
Diluted Shares Outstanding	Approximately 300 million

[1]	Includes $30 million to $35 million of cost synergies expected to be realized in 2018.

Advisors

J.P. Morgan Securities LLC served as financial advisor to Amneal Pharmaceuticals LLC in connection with the business combination, with Latham & Watkins LLP acting as its legal advisor.

Morgan Stanley served as financial advisor to Impax, with Sullivan & Cromwell LLP and McDermott, Will & Emery LLP acting as its legal advisors. In addition, Impax received advice from BofA Merrill Lynch.

Conference Call Information

Amneal will hold a conference call on May 7, 2018 at 8:30 a.m. Eastern Time to discuss the transaction. The call and presentation can also be accessed via a live Webcast through the Investor Relations section of Amneal’s Web site at

https://investors.amneal.com/investor-relations, or directly at https://event.on24.com/wcc/r/1627874/508FEB8742DB6A45D45E06D703CE394D. The number to call from within the United States is (877) 356-3814 and (706) 758-0033 internationally. The conference ID is 4364429. A replay of the conference call will be available shortly after the call for a period of seven days. To access the replay, dial (855) 859-2056 (in the U.S.) and (404) 537-3406 (international callers).

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is an integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has approximately 6,500 employees in its operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal is one of the largest and fastest growing generic pharmaceutical manufacturers in the United States, with an expanding portfolio of generic products to include complex dosage forms in a broad range of therapeutic areas. The Company markets a portfolio of branded pharmaceutical products through its Impax Specialty Pharma division focused principally on central nervous system disorders and parasitic infections. For more information, visit www.amneal.com.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. The words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

Such forward-looking statements are based on the expectations of Amneal Pharmaceuticals, Inc. (“our” or the “Company”) and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to (i) our ability to integrate the operations of Amneal Pharmaceuticals LLC (“Amneal”) and Impax Laboratories, Inc. (“Impax”) pursuant to the transactions (the “Combination”) contemplated by that certain Business Combination Agreement dated as of October 17, 2017 by and among the Company, Amneal, Impax and K2 Merger Sub Corporation as amended by Amendment No. 1, dated November 21, 2017 and Amendment No. 2 dated December 16, 2017 and our ability to realize the anticipated synergies and other benefits of the Combination, (ii) the fact that certain of our stockholders holding over a majority of our shares may have interests different from those of our other stockholders, (iii) the transaction costs related to the Combination, (iv) results from the public unaudited financial information of Impax and Amneal may not be indicative of the Company’s future operating performance, (v) business issues faced by either Amneal or Impax may be imputed to the operations of the Company, (vi) the impact of a separation of Impax or Amneal as a subsidiary of the Company, (vii) the change of control or early termination rights in certain of Impax’s or Amneal’s contracts that may be implicated by the Combination, (viii) payments required by the Company’s Tax Receivables Agreement, (ix) the impact of global economic conditions, (x) our ability to successfully develop or commercialize new products, (xi) our ability to obtain exclusive marketing rights for our products or to introduce products on a timely basis, (xii) the competition we face in the pharmaceutical industry from brand and generic drug product companies, (xiii) our ability to manage our growth, (xiv) the impact of competition, (xv) the illegal distribution and sale by third parties of counterfeit versions of our products or of stolen products, (xvi) market perceptions of us and the safety and quality of our products, (xvii) the substantial portion of our total revenues derived from sales of a limited number of products, (xviii) our ability to develop, license or acquire and introduce new products on a timely basis, (xix) the ability of our approved products to achieve expected levels of market acceptance, (xx) the risk that we may discontinue the manufacture and distribution of certain existing products, (xxi) the impact of manufacturing or quality control problems, (xxii) product liability risks, (xxiii) risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws, (xxiv) changes to FDA product approval requirements, (xxv) risks related to federal regulation of arrangements between manufacturers of branded and generic products, (xxvi) the impact of healthcare reform, (xxvii) business interruptions at one of our few locations that produce the majority of our products, (xxviii) relationships with our major customers, (xxix) the continuing trend of consolidation of certain customer groups, (xxx) our reliance on certain licenses to proprietary technologies, (xxxi) our dependence on third party suppliers and distributors for raw materials for our products, (xxxii) the time necessary to develop generic and branded drug products, (xxxiii) our dependence on third parties for testing required for regulatory approval of our products, (xxxiv) our dependence on third party agreements for a portion of our product offerings, (xxxv) our ability to make acquisitions of or investments in complementary businesses and products, (xxxvi) regulatory oversight in international markets, (xxxvii) our increased exposure to tax liabilities and the impact of recent United State tax legislation, (xxxviii) third parties’ infringement of our intellectual property rights, (xxxix) our involvement in various legal proceedings, (xl) increased government scrutiny related to our agreements to settle patent litigation, (xli) the impact of legal, regulatory and legislative strategies by our brand competitors, (xlii) the significant amount of resources we expend on research and development, (xliii) our substantial amount of indebtedness, (xliv) risks inherent in conducting clinical trials, (xlv) our reporting and payment obligations under the Medicaid and other government rebate programs, (xlvi) fluctuations in our operating results, (xlvii) adjustments to our reserves based on price adjustments and sales allowances, (xlviii) impact of impairment on our goodwill and other intangible assets, (xlix) investigations and litigation concerning the calculation of average wholesale prices, (l) cybersecurity and data leakage risks, (li) our ability to attract and retain talented employees and consultants, (lii) uncertainties involved in the preparation of our financial statements, (liii) impact of terrorist attacks and other acts of violence, (liv) expansion of social media platforms, (lv) our need to raise additional funds in the future, (lvi) the restrictions imposed by the terms of our credit agreement, (lvii) our ability to generate sufficient cash to service our indebtedness in the future and (lviii) such other factors as may be set forth in the Company’s public filings with the Securities and Exchange Commission.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

# # #

Amneal Pharmaceuticals, Inc.

Combined Statements of Operations

(Unaudited; In thousands)

The Combined Statements of Operations presented below represents the combination of the stand-alone results for each of Amneal Pharmaceuticals LLC and Impax Laboratories LLC (formerly Impax Laboratories, Inc.) and for the periods ended March 31, 2018 and 2017. The Combined Statements of Operations are not prepared on a pro forma basis and do not reflect the adjustments that would be necessary to present the financial results of the combined company as if the combination had been completed at the beginning of the periods presented.

	Three months ended
	March 31, 2018	March 31, 2017
Revenues:
Generics, net	$358,330	$359,828
Specialty Pharma, net	59,214	50,256

Total revenues	417,544	410,084

Cost of revenues	242,669	229,897
Cost of revenues impairment charges	—	39,280

Gross profit	174,875	140,907

Operating expenses:
Selling, general and administrative	94,183	81,033
Research and development	56,477	61,799
In-process research and development impairment charges	—	6,079
Litigation, settlements and related charges	85,537	1,072

Total operating expenses	236,197	149,983

Loss from operations	(61,322)	(9,076)

Other expense, net:
Interest expense, net	(34,743)	(27,387)
Foreign exchange gain	9,486	14,597
Loss on debt extinguishment	—	(1,215)
Other, net	373	(1,185)

Loss before income taxes	(86,206)	(24,266)
(Benefit from) provision for income taxes	(6,926)	31,904

Net loss	$(79,280)	$(56,170)
Less: Net income attributable to noncontrolling interests	$(117)	$(408)

Net loss attributable to Amneal	$(79,397)	$(56,578)

Amneal Pharmaceuticals LLC

Consolidated Statements of Operations

(Unaudited; In thousands)

	Three months ended
	March 31, 2018	March 31, 2017
Revenues:
Generics, net	$275,189	$225,681

Cost of revenues	130,594	109,665

Gross profit	144,595	116,016

Operating expenses:
Selling, general and administrative	36,860	33,978
Research and development	44,181	39,310

Total operating expenses	81,041	73,288

Income from operations	63,554	42,728

Other expense, net:
Interest expense, net	(21,051)	(14,161)
Foreign exchange gain	8,565	14,597
Other, net	948	100

Income before income taxes	52,016	43,264
Provision for income taxes	364	1,003

Net income	$51,652	$42,261
Less: Net income attributable to noncontrolling interests	$(117)	$(408)

Net income attributable to Amneal	$51,535	$41,853

Impax Laboratories LLC

(formerly Impax Laboratories, Inc.)

Consolidated Statements of Operations

(Unaudited; In thousands)

	Three months ended
	March 31, 2018	March 31, 2017
Revenues:
Generics, net	$83,141	$134,147
Specialty Pharma, net	59,214	50,256

Total revenues	142,355	184,403

Cost of revenues	112,075	120,232
Cost of revenues impairment charges	—	39,280

Gross profit	30,280	24,891

Operating expenses:
Selling, general and administrative	57,323	47,055
Research and development	12,296	22,489
In-process research and development impairment charges	—	6,079
Litigation, settlements and related charges	85,537	1,072

Total operating expenses	155,156	76,695

Loss from operations	(124,876)	(51,804)

Other expense, net:
Interest expense, net	(13,692)	(13,226)
Foreign exchange gain	921	—
Loss on debt extinguishment	—	(1,215)
Other, net	(575)	(1,285)

Loss before income taxes	(138,222)	(67,530)
(Benefit from) provision for income taxes	(7,290)	30,901

Net loss	$(130,932)	$(98,431)

Amneal Pharmaceuticals, Inc.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA, adjusted cost of revenues and adjusted earnings per share are not measures of financial performance under generally accepted accounting principles (GAAP) and should not be construed as a measure of financial performance. However, management uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes the addition of non-GAAP financial measures provides meaningful supplementary information to, and facilitates analysis by, investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculations of EBITDA, adjusted EBITDA, adjusted cost of revenues and adjusted earnings per share may not be comparable to similarly designated measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment.

The following table reconciles the combined Amneal Pharmaceuticals LLC and Impax Laboratories LLC reported net loss to adjusted EBITDA: (unaudited, In thousands)

	Three months ended
	March 31, 2018	March 31, 2017
Net loss	$(79,397)	$(56,578)
Adjusted to add (deduct):
Interest expense, net	34,743	27,387
Income taxes	(6,926)	31,904
Depreciation and amortization	32,727	34,698

EBITDA	(18,853)	37,411

Adjusted to add (deduct):
Gemini Laboratories, LLC EBITDA (a)	4,100	4,150
Share-based compensation expense	4,816	6,957
Business development expenses (b)	13,679	50
Restructuring and severance charges	4,900	9,455
Loss on extinguishment of debt	—	1,215
Inventory related charges	6,889	—
Litigation, settlements and related charges (c)	90,099	(495)
Asset impairment charges	53	45,359
Royalty expense	—	3,763
Exchange gain	(9,486)	(14,596)
Other	(293)	2,709

Adjusted EBITDA	$95,904	$95,978

(a)	Represents the EBITDA generated by Gemini Laboratories, LLC, which Amneal acquired on May 7, 2018.
(b)	Primarily represents professional fees incurred in connection with the combination of Amneal and Impax.
(c)	During March 2018, Impax separately settled claims associated with its Solodyn® Antitrust Class Actions for a total settlement of $84.5 million.

Amneal Pharmaceuticals, Inc.

Non-GAAP Financial Measures

The following table reconciles combined Amneal Pharmaceuticals LLC and Impax Laboratories LLC reported cost of revenues to adjusted cost of revenues for purposes of determining adjusted gross margin (unaudited, in thousands).

	Three months ended
	March 31, 2018	March 31, 2017
Total revenues	$417,544	$410,084

Cost of revenues	242,669	$229,897
Cost of revenues impairment charges	—	39,280
Adjusted to deduct:
Amortization	16,233	18,118
Intangible asset impairment charges	—	39,280
Restructuring and severance charges	2,555	7,775
Inventory related charges	6,889	—

Adjusted cost of revenues	$216,992	$204,004

Adjusted gross profit (a)	$200,552	$206,080
Adjusted gross margin (a)	48.0%	50.3%

(a)	Adjusted gross profit is calculated as total revenues less adjusted cost of revenues. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.